UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K/A
(Amendment No. 1)
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED): December 22, 2009
Global Telecom & Technology, Inc.
(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51211	20-2096338
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
8484 Westpark Drive
Suite 720
McLean, VA 22102
(Address of Principal Executive Offices) (Zip Code)
Registrant’s Telephone Number, Including Area Code: (703) 442-5500
N/A
(Former Name or Former Address, if Changed Since Last Report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions (See General Instruction A.2. below):
☐     Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.01. Completion of Acquisition or Disposition of Assets.
In our Current Report on Form 8-K filed on December 22, 2009 (the “Initial 8-K”), we reported that we completed our acquisition (the “Acquisition”), effected through our wholly-owned subsidiaries Global Telecom & Technology Americas, Inc. and GTT EMEA Limited, of all of the equity interests in WBS Connect LLC (“WBS”), TEK Channel Consulting, LLC (“TEK Channel”) and WBS Connect Europe Ltd. (“WBS Europe” and, together with WBS and TEK Channel, the “Companies”). As permitted by Item 9.01 of Form 8-K, we indicated in the Initial 8-K that we would file financial statements for the Companies and pro forma financial information reflecting the effect of the Acquisition by amendment to the Initial 8-K. This amendment is being filed to amend and supplement the Initial 8-K to include such financial statements and financial information.
Item 9.01. Financial Statements and Exhibits.
(a) Financial Statements of Business Acquired
     The consolidated financial statements of the Companies as of and for the year ended December 31, 2008 (audited), the nine month period ended September 30, 2008 (unaudited), and as of and for the nine month period ended September 30, 2009 (unaudited), respectively, as required by this Item 9.01(a), are attached as Exhibit 99.1 to this report and incorporated by reference into this Item 9.01(a).
(b) Pro Forma Financial Information
     The unaudited pro forma condensed consolidated financial information of the Registrant and the Companies for the twelve month period ended December 31, 2008, and the nine month period ended September 30, 2009, as required by this Item 9.01(b), is attached as Exhibit 99.2 to this report and incorporated by reference into this Item 9.01(b).
(c) Exhibits
99.1	The consolidated financial statements of WBS Connect LLC, TEK Channel Consulting, LLC and WBS Connect Europe Ltd. as of and for the year ended December 31, 2008 (audited), the consolidated financial statements for nine month period ended September 30, 2008 (unaudited), and the nine month period ended September 30, 2009 (unaudited).

99.2	The unaudited pro forma condensed combined financial information of Global Telecom & Technology, Inc., WBS Connect LLC, TEK Channel Consulting, LLC and WBS Connect Europe Ltd. for the twelve month period ended December 31, 2008 and the nine month period ended September 30, 2009.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 3, 2010	GLOBAL TELECOM & TECHNOLOGY, INC.
/s/ Chris McKee
Chris McKee
Secretary and General Counsel

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